UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 30, 2012 (March 29, 2012)

CHINA NUTRIFRUIT GROUP LIMITED
(Exact name of registrant as specified in its charter)

Nevada	001-34440	87-0395695
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5th Floor, Chuangye Building, Chuangye Plaza
Industrial Zone 3, Daqing Hi-Tech Industrial Development Zone
Daqing, Heilongjiang 163316
People’s Republic of China
(Address of principal executive offices, including zip code)

(86) 459-8972870
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changes since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On March 29, 2012, China Nutrifruit Group Limited (the “Company”) held an annual meeting of its shareholders (the “Annual Meeting”) at which a majority of the Company’s shareholders (i) elected each of the persons listed below to serve as a director of the Company for a term that will continue until the next annual meeting of stockholders, until a successor has been duly elected and qualified or the director’s earlier resignation, death or removal and (ii) approved the appointment of HLB Hodgson Impey Cheng to serve as the Company’s independent registered public accounting firm for fiscal year ended March 31, 2012.

At the close of business on March 8, 2012, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were 36,915,762 shares of the Company’s Common Stock and 330,860 shares of our Series A Preferred Stock outstanding and entitled to vote and at the Annual Meeting. The holders of 29,684,702 shares of the Company’s Common Stock were represented in person or by proxy at the Annual Meeting, constituting a quorum.

The Company’s independent inspector of elections reported the vote of the stockholders as follows:

Proposal 1: The election of directors

Name	Votes For	Withheld	Votes Against	Abstentions	Broker Non-Votes
Changjun Yu	29,030,702.000		654,000.000		-
Jizeng Zhang	29,030,702.000		654,000.000		-
Chun Wai Chan	29,030,702.000		654,000.000		-
Jingfu Li	29,030,702.000		654,000.000		-

Proposal 2: The appointment of HLB Hodgson Impey Cheng as the Company’s independent registered public accounting firm for fiscal year ended March 31, 2012

Votes For	Votes Against	Abstentions	Broker Non-Votes
29,030,702.000	654,000.000		-

On March 30, 2012, the Company issued a press release announcing the stockholder voting results at the Annual Meeting. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit	Description
99.1	Press Release, dated March 30, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Nutrifruit Group Limited

Date: March 30, 2012

/s/ Colman Cheng
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release, dated March 30, 2012